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                                                                     EXHIBIT 5.1

                               BROWN & WOOD LLP
                            ONE WORLD TRADE CENTER
                            New York, NY 10048-0557
                           Facsimile: (212) 839-5599
                           Telephone: (212) 839-5300




                                                                   April 1, 1998

LaSalle Hotel Properties
220 East 42nd Street
New York, New York 10017

Ladies and Gentlemen:

         This opinion is furnished in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 16,330,000 Common Shares of Beneficial Interest, par value $.01 per share (the "Shares"), of LaSalle Hotel Properties, a Maryland real estate investment trust (the "Company").

         In connection with rendering this opinion, we have examined the Declaration of Trust and the Bylaws of the Company; such records of the corporate proceedings of the Company as we deemed appropriate; a registration statement on Form S-11 under the Securities Act relating to the Shares, No. 333-45647, as amended (the "Registration Statement"), and the offering prospectus contained therein (the "Prospectus") and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in the States of New York and Maryland. We express no opinion concerning the laws of any jurisdictions other than the laws of the United States of America, the State of Maryland and the State of New York.
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Based upon the foregoing, we are of the opinion that when the Shares have been issued and paid for in accordance with the terms of the Prospectus, the Shares will be legally issued, fully paid and nonassessable Shares.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to our firm under the caption "Legal Matters" in the Prospectus.

                                          Very truly yours,


                                          /s/ Brown & Wood LLP

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